Exhibit 5.1

December 16, 2025

Super League Enterprise, Inc.

2856 Colorado Avenue

Santa Monica, CA 90404

Re: Registration Statement on Form S-3 of Super League Enterprise, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Super League Enterprise, Inc., a Delaware corporation (the “Company”), in connection with the offer and resale from time to time by the selling stockholders (the “Selling Stockholders”) named in the Prospectus (as defined below) of up to 3,609,383 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), consisting of: (i) 322,962 shares of Common Stock (“Advisor Shares”) issued to consultants and advisors between June 1, 2025, and December 1, 2025 for services to the Company; (ii) 8,421 shares of Common Stock (the “Advisor Warrant Shares”) issuable upon exercise of a common stock purchase warrant issued to a consultant for services rendered to the Company (the “Advisor Warrants”); (iii) 2,125,000 shares of Common Stock (the “Preferred Warrant Shares”) issuable upon exercise of common stock purchase warrants issued to holders of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Warrants”); and (iv) 1,153,000 shares of Common Stock (the “Preferred Conversion Shares”) issuable upon conversion of 1,153 shares of the Company’s Series C Preferred Convertible Stock, par value $0.001 per share (the “Preferred Shares”). The Shares are included in a registration statement on Form S-3 (File No. 333-291980) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on December 5, 2025.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated in this letter. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In rendering these opinions, we have examined the Company’s Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, both as amended and currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo static copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

We do not express any opinion with respect to the laws of any jurisdiction other than the applicable provisions of the General Corporation Law of the State of Delaware as in effect on the date of this letter. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. This letter speaks as of its date, and we do not undertake (and hereby disclaim any) obligation to update this letter.

Subject to the foregoing and subject to the assumptions, exceptions, limitations, and qualifications set forth in this letter, it is our opinion that, as of the date hereof:

1. the Advisor Shares have been duly authorized by all requisite corporate action on the part of the Company under DGCL and are validly issued, and to the extent vested, or upon such time as such Advisor Shares vest, are fully paid, and non-assessable.

2. the Advisor Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Advisor Warrant Shares are delivered and paid for in accordance with the terms of the Advisor Warrants and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Advisor Warrant Shares will be validly issued, fully paid, and non-assessable.

3. the Series B Warrants have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Preferred Warrant Shares are delivered and paid for in accordance with the terms of the Series B Warrants, and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Preferred Warrant Shares will be validly issued, fully paid, and non-assessable.

4. the Preferred Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Preferred Conversion Shares are delivered and paid for in accordance with the terms of the Preferred Shares, and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Preferred Conversion Shares will be validly issued, fully paid, and non-assessable

This letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this letter with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated under the Securities Act.

Very truly yours,

/s/ Disclosure Law Group

Disclosure Law Group, a Professional Corporation